UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             CHANCELLOR GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                             CHANCELLOR GROUP, INC.
                              216 SOUTH PRICE ROAD
                               PAMPA, TEXAS 79065
                                 (806) 688-9697

                ASSET SALE PROPOSED--YOUR VOTE IS VERY IMPORTANT

     You are cordially invited to attend the special meeting of shareholders of Chancellor Group, Inc. to be held on Friday, November 11, 2011 at 4:00 p.m. (pacific time) at The Meeting Room, 100 South Doheny, Beverly Hills, California 90048. At this important meeting, you will be asked to consider and vote on (1) the approval of a purchase and sale agreement which provides for the sale of substantially all of the assets of Gryphon Production Company, LLC, a wholly owned subsidiary of Chancellor Group, Inc., and (2) the approval of an amendment to Chancellor Group, Inc.'s bylaws reducing the amount of shares of common stock needed for a quorum. Chancellor Group, Inc.'s common stock is listed on the Over-The-Counter Bulletin Board market and trades under the symbol CHAG.OB. As of September 30, 2011, there were 67,060,030 shares of Chancellor Group, Inc. common stock issued and outstanding.

     We cannot complete the asset sale and we cannot amend the bylaws unless the holders of at least a majority of the outstanding shares of Chancellor Group, Inc. common stock approve the purchase and sale agreement and the bylaw amendment. Chancellor is asking its shareholders to consider and vote on this asset sale proposal and bylaw amendment proposal at a special meeting of shareholders. Whether or not you plan to attend the special meeting, please take the time to vote by completing and returning (via first class mail, facsimile, e-mail of a PDF copy or other electronic transmission) the enclosed proxy card to Chancellor Group, Inc. or Quicksilver Stock Transfer, Chancellor's transfer agent. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the purchase and sale agreement and a vote FOR the amendment to the bylaws. If you do not return your proxy card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the purchase and sale agreement and amendment to the bylaws.

      This document contains a more complete description of the special meeting and the terms of the purchase and sale agreement and bylaw amendment. We urge you to review this entire document carefully. You may also obtain information about Chancellor Group, Inc. from documents that Chancellor has filed with the Securities and Exchange Commission. We enthusiastically support the asset sale and bylaw amendment and recommend that you vote in favor of the two proposals.

                                 By order of the Board of Directors,


                                 /s/ Maxwell Grant
                                 -----------------------------------
                                 Maxwell Grant
                                 Chairman of the Board


                    Proxy statement dated October ____, 2011
        and first mailed to shareholders of Chancellor Group on or about
                               October __, 2011

                      HOW TO OBTAIN ADDITIONAL INFORMATION

     IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT CHANCELLOR CAN BE FOUND IN DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION." YOU CAN OBTAIN FREE COPIES OF THIS INFORMATION BY WRITING OR CALLING:

                             CHANCELLOR GROUP, INC.
                              216 SOUTH PRICE ROAD
                               PAMPA, TEXAS 790065
         ATTENTION: MAXWELL GRANT, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            TELEPHONE (806) 688-9697

     To obtain timely delivery of the documents before the special meeting of Chancellor, you must request the information by October 31, 2011.

                                   PLEASE NOTE

     We have not authorized anyone to provide you with any information other than the information included in this document and the documents to which we refer you. If someone provides you with other information, please do not rely on it as being authorized by us.

     THIS PROXY STATEMENT HAS BEEN PREPARED AS OF OCTOBER __, 2011. THERE MAY
BE CHANGES IN THE AFFAIRS OF CHANCELLOR SINCE THAT DATE, WHICH ARE NOT REFLECTED IN THIS DOCUMENT.

                             CHANCELLOR GROUP, INC.
                              216 SOUTH PRICE ROAD
                               PAMPA, TEXAS 79065
                                 (806) 688-9697

               --------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

               --------------------------------------------------

     A special meeting of shareholders of Chancellor Group, Inc. will be held on Friday, November 11, 2011 at 4:00 p.m. (pacific time), at The Meeting Room, 100 South Doheny, Beverly Hills, California 90048, for the following purposes:

     1. to consider and vote upon a proposal to approve the Purchase and Sale Agreement, dated as of October 18, 2011, by and between Gryphon Production Company, LLC, a wholly owned subsidiary of Chancellor and LCB Resources, an Oklahoma limited liability company, pursuant to which LCB Resources will purchase substantially all of the assets of Gryphon, all on and subject to the terms and conditions contained in the purchase and sale agreement;

     2. to consider and vote upon a proposal to amend the bylaws of Chancellor Group, Inc. changing the quorum requirement from a majority of the stock issued and outstanding, either in person or by proxy, to at least twenty-five percent (25%) of the stock issued and outstanding, either in person or by proxy; and

     3. to transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 30, 2011 will be entitled to notice of and to vote at the meeting.

                                 By order of the Board of Directors,


                                 /s/ Maxwell Grant
                                 -----------------------------------
                                 Maxwell Grant
                                 Chairman of the Board

Pampa, Texas
October ___, 2011

      THE BOARD OF DIRECTORS OF CHANCELLOR UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PURCHASE AND SALE AGREEMENT AND FOR THE APPROVAL OF THE BYLAW AMENDMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY TO US OR OUR TRANSFER AGENT, QUICKSILVER STOCK TRANSFER (VIA FIRST CLASS MAIL, FACSIMILE, E-MAIL OF A PDF COPY OR OTHER ELECTRONIC TRANSMISSION).

                           YOUR VOTE IS VERY IMPORTANT

A proxy card is enclosed. Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and promptly return to us or our transfer agent, Quicksilver Stock Transfer (via first class mail, facsimile, e-mail of a PDF copy or other electronic transmission). You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE AND SPECIAL MEETING.............   1

SUMMARY....................................................................   3

A WARNING ABOUT FORWARD-LOOKING STATEMENTS.................................   6

GENERAL INFORMATION........................................................   7

CHANCELLOR SPECIAL MEETING.................................................   7

PROPOSAL TO APPROVE THE PURCHASE AND SALE AGREEMENT........................   9

BUSINESS OF CHANCELLOR.....................................................  13

PROPOSAL TO APPROVE THE AMENDMENT TO THE BYLAWS............................  15

BENEFICIAL OWNERSHIP OF CHANCELLOR COMMON STOCK BY MANAGEMENT, DIRECTORS
AND PRINCIPAL SHAREHOLDERS OF CHANCELLOR...................................  16

OTHER MATTERS..............................................................  17

WHERE YOU CAN FIND MORE INFORMATION........................................  17

APPENDIX A - PURCHASE AND SALE AGREEMENT................................... A-1

APPENDIX B - BYLAW AMENDMENT............................................... B-1

         QUESTIONS AND ANSWERS ABOUT THE ASSET SALE AND SPECIAL MEETING

Q:   WHAT ARE CHANCELLOR SHAREHOLDERS BEING ASKED TO VOTE UPON?

A: The shareholders of Chancellor are being asked to vote upon a proposal to approve the purchase and sale agreement providing for the sale of substantially all of the assets of Gryphon Production Company, LLC and to vote on a proposal to amend Chancellor's bylaws to reduce the number of shares needed for a quorum from a majority of the stock issued and outstanding, either in person or by proxy, to at least twenty-five percent (25%) of the stock issued and outstanding, either in person or by proxy.

Q:   WHAT DOES CHANCELLOR PLAN TO DO WITH THE PROCEEDS FROM THE ASSET SALE?

A: Following consummation of the asset sale, Gryphon will maintain a total of four (4) producing wells and one (1) water disposal well. Gryphon will also retain an operator's license with the Texas Railroad Commission and continue to operate the Hood Leases itself. The proceeds from the asset sale will be used to provide working capital to Gryphon and for future corporate purposes including, but not limited to, possible acquisitions and other corporate programs and purposes that have yet to be identified.

Q:   WHEN DO YOU EXPECT THE ASSET SALE TO BE COMPLETED?

A: We are working to complete the asset sale during the fourth quarter of 2011, although delays could occur.

Q:   WHEN AND WHERE WILL THE CHANCELLOR SHAREHOLDER MEETING BE HELD?

A: The Chancellor shareholder meeting is scheduled to take place at 4:00 p.m. (pacific time), on Friday, November 11, 2011 at The Meeting Room, 100 South Doheny, Beverly Hills, California 90048.

Q: WHAT VOTES ARE REQUIRED FOR APPROVAL OF THE PURCHASE AND SALE AGREEMENT AND BYLAW AMENDMENT?

A: Approval of the purchase and sale agreement and the bylaw amendment by Chancellor shareholders requires the affirmative vote of the holders of at least a majority of the shares of Chancellor common stock outstanding on September 30, 2011.

Q:   HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A: The board of directors of Chancellor has unanimously approved and adopted the purchase and sale agreement and the amendment to the bylaws and recommends that the shareholders of Chancellor vote FOR approval of the purchase and sale agreement and FOR approval of the bylaw amendment.

Q:   WHAT DO I NEED TO DO NOW?

A: After you have thoroughly read and considered the information contained in this proxy statement, simply indicate on the proxy card applicable to your Chancellor common stock how you want to vote and sign, date and return your proxy card (via first class mail, facsimile, e-mail of a PDF copy or other electronic transmission) as soon as possible so that your shares of Chancellor common stock may be represented at the special meeting.

Q:   WHAT HAPPENS IF I DON'T RETURN A PROXY CARD?

A: Because approval of the purchase and sale agreement and the amendment to the bylaw requires affirmative approval of at least a majority of the outstanding shares of Chancellor common stock, the failure to return your proxy card will have the same effect as a vote against the purchase and sale agreement and bylaw amendment, unless you attend the special meeting in person and vote for approval of the proposals.

Q:   MAY I VOTE IN PERSON?

A: Yes. Even if you have previously completed and returned your proxy card, you may attend the special meeting and vote your shares in person.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting by attending the special meeting and voting your shares in person or by submitting a new proxy card bearing a later date.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted, which will have the same effect as a vote against the proposals.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have additional questions about the asset sale or proposed bylaw amendment, you should contact Maxwell Grant, Chancellor Group, Inc., 216 South Price Road, Pampa, Texas 79065, telephone (806) 688-9697.

                                     SUMMARY

     THIS BRIEF SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO IN THIS DOCUMENT. THESE DOCUMENTS WILL GIVE YOU A MORE COMPLETE DESCRIPTION OF THE PROPOSALS. FOR MORE INFORMATION ABOUT CHANCELLOR, SEE "WHERE YOU CAN FIND MORE INFORMATION." WE HAVE INCLUDED PAGE REFERENCES IN THIS SUMMARY TO DIRECT YOU TO OTHER PLACES IN THIS PROXY STATEMENT WHERE YOU CAN FIND A MORE COMPLETE DESCRIPTION OF THE TOPICS WE HAVE SUMMARIZED.

CHANCELLOR GROUP, INC.
216 South Price Road
Pampa, Texas  79065
(806) 688-9697

     Chancellor Group, Inc., a Nevada corporation ("we", "us", "Chancellor" or the "Company"), was organized under the laws of the state of Utah in 1986 and subsequently reorganized under the laws of Nevada in 1993. We are an independent oil and gas exploration and development company focused on building and revitalizing our oil and gas properties all of which are currently located in the State of Texas. The Company is organized as a producing oil and gas company and licensed as an operator by the Texas Railroad Commission. We are in the business of acquisition, exploration, and development of oil and natural gas properties. Our common stock is quoted on the Over-The-Counter Bulletin Board market and trades under the symbol CHAG.OB. As of September 30, 2011, we had 67,060,030 shares of Chancellor common stock issued and outstanding.

     The Company and its wholly-owned subsidiaries, Gryphon Production Company, LLC and Gryphon Field Services, LLC, own 134 wells, of which 19 are water disposal wells and 2 are gas wells, although "associated" gas is also produced from some oil wells. As of September 30, 2011, approximately 67 oil wells were actively producing. We also own and operate our 15.9 acre property, with its shop, yard and office complex. Company equipment includes two work-over rigs as well as other oil field related equipment.

     In addition, we own approximately 4,420 acres of production rights on nine leases, which includes 500 acres of undrilled acreage in Gray County, Texas, approximately 300 acres of which were previously owned by Mobil, and the balance of approximately 200 acres on the Worley Combs lease. Three of the leases we own are located in Hutchinson County, Texas. The nine leases have the production rights for oil, casing-head gas and natural gas.

PROPOSED ASSET SALE OF GRYPHON PRODUCTION COMPANY, LLC

     WE HAVE ATTACHED THE PURCHASE AND SALE AGREEMENT TO THIS DOCUMENT AS APPENDIX A. PLEASE READ THE ENTIRE PURCHASE AND SALE AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE ASSET SALE.

     We propose a sale whereby LCB Resources will purchase substantially all of the assets of Gryphon Production Company, LLC. We expect to complete the LCB transaction during the fourth quarter of 2011, although delays could occur. Following consummation of the transaction, Gryphon will maintain a total of four
(4) producing wells and one (1) water disposal well. Gryphon will also retain an operator's license with the Texas Railroad Commission and continue to operate the Hood Leases itself. The proceeds from the asset sale will be used to provide working capital to Gryphon and for future corporate purposes including, but not limited to, possible acquisitions and other corporate programs and purposes that have yet to be identified.

TERMS OF THE ASSET SALE TO LCB RESOURCES (PAGE __)

     Pursuant to the terms of the purchase and sale agreement, LCB Resources will purchase and Gryphon Production Company, LLC will sell all of its right title and interest in certain leases, wells, equipment, contracts, data and other designated property representing substantially all of the assets of Gryphon. The aggregate purchase price is $2,050,000.00, subject to increase or decrease as further set forth in the purchase and sale agreement.

THE CHANCELLOR SPECIAL SHAREHOLDERS' MEETING (PAGE __)

     The special meeting of shareholders of Chancellor will be held on Friday, November 11, 2011, at 4:00 p.m. (pacific time), at The Meeting Room, 100 South Doheny, Beverly Hills, California 90048. At the special meeting, you will be asked:

     * to consider and voted upon a proposal to approve the Purchase and Sale Agreement, dated as of October 18, 2011, by and between Gryphon Production Company, LLC, a wholly owned subsidiary of Chancellor and LCB Resources, an Oklahoma limited liability company, pursuant to which LCB Resources will purchase substantially all of the assets of Gryphon, all on and subject to the terms and conditions contained in the purchase and sale agreement;

     * to consider and vote upon a proposal to amend the bylaws of Chancellor Group, Inc. changing the quorum requirement from a majority of the stock issued and outstanding, either in person or by proxy to at least twenty-five percent (25%) of the stock issued and outstanding, either in person or by proxy; and

     * to act on any other matters that may be properly submitted to a vote at the special meeting.

RECORD DATE SET AT SEPTEMBER 30, 2011; AT LEAST A MAJORITY SHAREHOLDER VOTE REQUIRED TO APPROVE THE PURCHASE AND SALE AGREEMENT AND BYLAW AMENDMENT (PAGE ___)

     You may vote at the special meeting of Chancellor shareholders if you owned Chancellor common stock at the close of business on September 30, 2011. You can cast one vote for each share of Chancellor common stock you owned at that time. As of September 30, 2011, there were 67,060,030 shares of Chancellor common stock issued and outstanding.

     Approval of the purchase and sale agreement and proposed bylaw amendment requires the affirmative vote of the holders of at least a majority of the outstanding shares of Chancellor common stock entitled to vote. If you fail to vote, it will have the effect of a vote against the two proposals.

     You may vote your shares of Chancellor common stock by attending the special meeting and voting in person or by completing and returning the enclosed proxy card (via first class mail, facsimile, e-mail of a PDF copy or other electronic transmission). If you are the record holder of your shares, you can revoke your proxy at any time before the vote is taken at the special meeting by sending a written notice revoking the proxy or a later-dated proxy to the Chief Executive Officer of Chancellor, or by voting in person at the special meeting.

CHANCELLOR'S REASONS FOR THE ASSET SALE AND RECOMMENDATIONS OF CHANCELLOR'S BOARD (PAGE __)

Based on the reasons discussed elsewhere in this document, the board of directors of Chancellor believes that the asset sale is fair to the Company and in the best interests of the Company's sharesholders, and unanimously recommends that you vote FOR the proposal to approve the purchase and sale agreement. For a discussion of the circumstances surrounding the asset sale and the factors considered by the Chancellor's board of directors in approving the purchase and sale agreement, see page [____].

MEMBERS OF CHANCELLOR'S MANAGEMENT ARE EXPECTED TO VOTE THEIR SHARES FOR APPROVAL OF THE PURCHASE AND SALE AGREEMENT AND AMENDMENT TO THE BYLAWS

     As of September 30, 2011, the directors and executive officers of Chancellor (2 persons) were entitled to vote 23,781,300 shares of Chancellor common stock, or 35.46% of the outstanding shares of the common stock entitled to vote at the special meeting.

EFFECTIVE TIME OF THE ASSET SALE

     The transaction will become effective at the date and time specified in the purchase and sale agreement. If Chancellor shareholders approve the purchase and sale agreement at the special meeting, and if all the other conditions to the parties' obligations to effect the transaction are met or waived by the party entitled to do so, we anticipate that the transaction will be completed in the fourth quarter of 2011, although delays could occur.

     We cannot assure you that the necessary shareholder approvals will be obtained or that the other conditions to completion of the transaction can or will be satisfied.

CONDITIONS TO COMPLETION OF THE ASSET SALE (PAGE__)

     The completion of the transaction depends on a number of conditions being met. These include, among others:

     * approval of the purchase and sale agreement by the shareholders of Chancellor;

     * accuracy of each party's representations and warranties as of the closing date of the transaction;

     * absence of any suit, action or other proceeding by a third party which seeks substantial damages, fines, penalties or other relief or any event that would prohibit, restrict or delay the consummation of the transaction; and

     * performance or compliance in all material respects by each party with its respective covenants and obligations required by the purchase and sale agreement.

     Any condition to the consummation of the transaction may be waived in writing by the party to the purchase and sale agreement entitled to the benefit of such condition. A party to the purchase and sale agreement could choose to complete the transaction even though a condition has not been satisfied, as long as the law allows it to do so. We cannot be certain when or if the conditions to the transaction will be satisfied or waived, or that the transaction will be completed.

MODIFICATIONS OR WAIVER (PAGE __)

     We may amend the purchase and sale agreement and each of us may waive our right to require the other party to adhere to any term or condition of the purchase and sale agreement.

TERMINATION OF THE PURCHASE AND SALE AGREEMENT (PAGE __)

     If the transactions contemplated in the purchase and sale agreement have not closed on or before December 15, 2011, the purchase and sale agreement will automatically terminate unless LCB and Gryphon agree in writing to an extension.

     If the purchase and sale agreement is terminated it will be void and have no effect, without liability on the part of any party or the directors, officers or shareholders of any party, except as specifically contemplated in the purchase and sale agreement.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Certain statements contained in this proxy statement that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of operations of Chancellor after the transaction is completed as well as information about the asset sale. Words such as "believes," "expects," "anticipates," "estimates," "intends," "continue," "should," "may," or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Many possible events or factors could affect the future results and performance of our company before the asset sale or after the asset sale, and could cause those results or performance to differ materially from those expressed in the forward-looking statements.

     A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. Therefore, we caution you not to place undue reliance on our forward-looking statements. The forward-looking statements are made as of the date of this proxy statement. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               GENERAL INFORMATION

     This document constitutes a proxy statement of Chancellor and is being furnished to all record holders of Chancellor common stock in connection with the solicitation of proxies by the board of directors of Chancellor to be used at a special meeting of shareholders of Chancellor to be held on Friday, November 11, 2011. The purpose of the Chancellor special meeting is to consider and vote upon a proposal to approve the Purchase and Sale Agreement, dated as of October 18, 2011, by and between Gryphon Production Company, LLC, a wholly owned subsidiary of Chancellor, and LCB Resources, an Oklahoma limited liability company, which provides, among other things, for the sale of substantially all of the assets of Gryphon to LCB, and to consider and vote upon a proposal to approve an amendment to the bylaws of Chancellor Group, Inc. changing the quorum requirement from a majority of the stock issued and outstanding, either in person or by proxy, to at least twenty-five percent (25%) of the stock issued and outstanding, either in person or by proxy.

                           CHANCELLOR SPECIAL MEETING

DATE, PLACE AND TIME OF THE SPECIAL MEETING

     The special meeting of shareholders of Chancellor will be held on Friday, November 11, 2011, at 4:00 p.m. (pacific time), at The Meeting Room, 100 South Doheny, Beverly Hills, California 90048.

MATTERS TO BE CONSIDERED

     The purpose of the special meeting is to consider and vote upon (1) a proposal to approve the Purchase and Sale Agreement, dated as of October 18, 2011, by and between Gryphon Production Company, LLC, a wholly owned subsidiary of Chancellor and LCB Resources, an Oklahoma limited liability company, pursuant to which LCB Resources will purchase substantially all of the assets of Gryphon, all on and subject to the terms and conditions contained in the purchase and sale agreement, and (2) a proposal to approve an amendment to the bylaws of Chancellor Group, Inc. changing the quorum requirement from a majority of the stock issued and outstanding, either in person or by proxy, to at least twenty-five percent (25%) of the stock issued and outstanding, either in person or by proxy.

     At this time, the board of directors of Chancellor is unaware of any matter, other than the matters set forth above, that may be presented for action at the special meeting.

SHARES ENTITLED TO VOTE, QUORUM AND VOTE REQUIRED

     The holders of record of the outstanding shares of Chancellor common stock at the close of business on September 30, 2011 will be entitled to notice of and to vote at the special meeting. At the close of business on that date, there were 67,060,030 shares of Chancellor common stock issued and outstanding and entitled to vote at the special meeting.

     At the special meeting, the shareholders of Chancellor will be entitled to one vote for each share of common stock owned of record on September 30, 2011. The holders of a majority of the shares of Chancellor common stock entitled to vote at the special meeting must be present, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of at least a majority of the issued and outstanding Chancellor common stock is required to approve each of the two proposals.

     Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. The proposal to approve the purchase and sale agreement and the amendment to the bylaws are "non-discretionary" items, meaning that brokers and banks who hold shares in an account for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstentions and broker non-votes on a particular proposal will have the same effect as a vote against such proposal or a failure to vote on such proposal. Accordingly, our board of directors encourages you to complete, date and sign the accompanying proxy card and return it promptly to us or our transfer agent,

Quicksilver Stock Transer (via first class mail, facsimile, e-mail of a PDF copy or other electronic transmission).

     On the record date, the directors and executive officers of Chancellor were entitled to vote, in the aggregate, 23,781,300 shares of Chancellor common stock, or 35.46% of the outstanding shares of common stock entitled to vote at the special meeting.

     THE BOARD OF DIRECTORS OF CHANCELLOR UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE PURCHASE AND SALE AGREEMENT AND FOR THE PROPOSAL TO APPROVE THE BYLAW AMENDMENT.

VOTING AND REVOCATION OF PROXIES

     Proxies, in the form enclosed, which are properly executed by the shareholders and returned to Chancellor and not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted FOR the proposal to approve the purchase and sale agreement and FOR the proposal to approve the bylaw amendment. The proxy also grants authority to the persons designated in the proxy to vote in accordance with their own judgment if an unscheduled matter is properly brought before the special meeting.

     If you are the record holder of your shares, you may revoke any proxy given pursuant to this solicitation by the board of directors of Chancellor at any time before it is voted at the special meeting by:

     *    giving written notice to the Chief Executive Officer of Chancellor;

     * executing a proxy bearing a later date and delivering that proxy with the Chief Executive Officer of Chancellor at or before the special meeting; or

     *    attending and voting in person at the special meeting.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Chancellor Group, Inc., 216 South Price Road, Pampa, Texas 79065, Attention: Maxwell Grant, Chief Executive Officer. If you hold your shares in street name with a bank or broker, you must contact such bank or broker if you wish to revoke your proxy.

SOLICITATION OF PROXIES; EXPENSES

     This proxy solicitation is made by the board of directors of Chancellor. Chancellor is responsible for its expenses incurred in preparing, assembling, printing, and mailing this proxy statement. Proxies will be solicited through the mail. Additionally, directors of Chancellor intend to solicit proxies personally or by telephone or other means of communication. The directors will not be additionally compensated. Chancellor will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners.

               PROPOSAL TO APPROVE THE PURCHASE AND SALE AGREEMENT

     The following information describes material aspects of the asset sale. It is not intended to be a complete description of all information relating to the transaction and is qualified in its entirety by reference to more detailed information contained in the copy of the purchase and sale agreement (excluding exhibits and schedules) included as APPENDIX A and incorporated herein by reference. You are urged to read Appendix A in its entirety.

TERMS OF THE ASSET SALE

     The purchase and sale agreement provides for the purchase by LCB Resources of all of Gryphon Production Company, LLC's right, title and interest in certain oil and gas leases, oil and gas wells and properties within the leases, equipment, contracts, production, data and other properties (collectively, the "Assets"). The Assets represent substantially all of the assets of Gryphon Production Company, LLC. If the shareholders of Chancellor approve the purchase and assumption agreement at the special meeting, and if the other conditions to the parties' obligations to effect the transaction are met or waived by the party entitled to do so, we anticipate that the transaction will be completed in the fourth quarter of 2011, although delays could occur. Following consummation of the transaction, Gryphon will maintain a total of four (4) producing wells and one (1) water disposal well. Gryphon will also retain an operator's license with the Texas Railroad Commission and continue to operate the Hood Leases itself. The proceeds from the asset sale will be used to provide working capital to Gryphon and for future corporate purposes including, but not limited to, possible acquisitions and other corporate programs and purposes that have yet to be identified.

     The purchase price consideration may be increased by the following:

     * the amount of all direct costs and expenditures chargeable to the Assets for periods on and after the effective time (as defined in the purchase and sale agreement) and incurred and paid by or on behalf of Gryphon, including (i) those attributable to drilling, completion, recompletion, reworking, operation and repair of the Assets, (ii) bonuses, lease rentals and shut-in payments, (iii) ad valorem, property and other taxes and (iv) amounts relating to obligations arising under contracts with respect to operations or production;

     * the actual value of the oil inventory in storage attributable to the Assets net of all taxes and burdens; and

     *    any other amount agreed to by LCB and Gryphon.

     The purchase price consideration may be decreased by the following:

     * the amount of all gross proceeds for hydrocarbons (net of burdens) produced from and attributable to Gryphon's interest in the Assets on or after the effective time;

     * the amount of all other proceeds and/or revenue attributable to Gryphon's interest in and to the Assets on or after the effective time; and

     *    any other amount agreed to by LCB and Gryphon.

     Because the purchase price is subject to increase or decrease as described above, you will not know the exact amount of the purchase price in connection with the transaction when you vote on the purchase and sale agreement.

BACKGROUND OF THE ASSET SALE

     During the past several years, there have been significant developments in the oil and gas industry. Many oil and gas entities have pursued growth and geographic expansion through affiliations or acquisitions of other organizations; furthermore, many larger oil and gas companies have demonstrated a willingness to pay a premium for certain oil and gas franchises for various strategic initiatives including growth and/or expansion.

     From time to time, Chancellor's and/or Gryphon's board of directors and management have reviewed future prospects for earnings and asset growth and the viability of Gryphon's continued operations as an independent oil and gas company. During late 2010 and the first half of 2011, the board of directors and management began discussions regarding the strategic alternatives available to Chancellor and Gryphon for maximizing shareholder value including, among other things, continued independence and a strategic sale or affiliation with another comparable oil and gas company. In order to conduct a thorough evaluation of alternatives as well as market conditions, the board of directors believed it would be beneficial to employ an energy auction broker experienced in advising and assisting entities in examining alternatives available to oil and gas companies and their shareholders, including a possible sale or business combination.

     Sprouse Shrader Smith, P.C. was contacted and retained as Chancellor's legal counsel for potential negotiations and for overall safeguarding of Chancellor and its shareholders. The firm was informed that management and the directors were in the preliminary stages of the evaluation process and had not selected an energy auction broker. During May 2011, management interviewed several potential energy advisors and/or brokers, including Midwest Energy Auction, LLC ("Midwest"). After consideration of each possibility, management decided to recommend Midwest to the board and on June 8, 2011 Chancellor engaged Midwest to render broker services in connection with a possible sale transaction with another oil and gas company.

     In the following weeks, management compiled the items necessary to prepare a confidential descriptive memorandum presenting data on Chancellor and its business. Working with Midwest, a process was developed to contact and elicit interest from a group of logical prospective strategic partners who would be provided the memorandum, subject to the prior execution of a confidentiality agreement. Midwest began contacting potential strategic partners, including LCB Resources, and distributed confidentiality agreements to those who expressed an initial interest, including two interested parties who visited the property and a third interested party not introduced to Chancellor by Midwest who inspected the property.

     On September 6, 2011, Chancellor's management (after authorization from the board of an acceptable price range) met with Midwest and the owner of LCB onsite at the Gryphon properties. After LCB's inspection of the properties, a verbal agreement was reached with LCB, subject to entering into a letter of intent, which was subsequently signed by LCB and delivered to Gryphon on September 9, 2011. After continued discussions and diligence, a transaction with LCB presented the best strategic opportunity for Chancellor. As part of the decision process, Chancellor's board considered the aggregate value of the proposal, the form of the consideration offered, the organization's ability to complete the transaction in a timely manner, as well as the party's general culture. On September 13, 2011, following approval from Chancellor's board and review by its attorneys, Chancellor countersigned the LCB letter of intent. Thereafter, LCB and Gryphon and their respective legal counsels began to negotiate the terms of a definitive purchase and sale agreement.

     On Monday, October 18, 2011, Gryphon and LCB entered into the purchase and sale agreement.

CHANCELLOR'S REASONS FOR THE ASSET SALE AND RECOMMENDATIONS OF THE BOARD OF CHANCELLOR

     Chancellor's board of directors believes that the asset sale is in the best interest of Gryphon, Chancellor and its shareholders. Accordingly, Chancellor's board of directors has unanimously approved the asset sale and the purchase and sale agreement and unanimously recommends that Chancellor's shareholders vote for approval of the purchase and sale agreement.

     In approving the purchase and sale agreement, Chancellor's board of directors consulted with its oil and gas advisor and broker with respect to the financial aspects and fairness of the proposed sale and with its legal counsel as to its legal duties and the terms of the purchase and sale agreement and related agreements. The board believes that the sale of substantially all of Gryphon's assets will generate needed working capital. Following consummation of the asset sale Gryphon will maintain a total of four (4) producing wells and one
(1) water disposal well. Gryphon will also retain an operator's license with the Texas Railroad Commission and continue to operate the Hood Leases itself. The proceeds from the asset sale will be used to provide the needed working capital to Gryphon and for future corporate purposes including, but not limited to, possible acquisitions and other corporate programs and purposes that have yet to be identified.

     The terms of the purchase and sale agreement were the result of arm's length negotiations between representatives of Gryphon and representatives of LCB. In arriving at its determination to approve the purchase and sale agreement, Chancellor's board of directors considered a number of factors, including the following:

     * The current oil and gas industry environment including increased competition and consolidation trends.

     * Information regarding the financial condition and operations of LCB and future prospects of LCB.

     *    The ability of LCB to pay the purchase price consideration in cash.

     * The non-economic terms of the transaction, including the impact on existing operations.

     *    The ability of LCB to integrate the operations of Gryphon.

     The reasons set forth above for the asset sale are not intended to be exhaustive but include the material factors considered by the board of directors of Chancellor in approving the transaction and the purchase and sale agreement. In reaching its determination, the board of directors of Chancellor did not assign any relative or specific weight to different factors and individual directors may have given weight to different factors. Based on the reasons stated above, the board of directors of Chancellor believes that the transaction is in the best interests of Chancellor and its shareholders and therefore the board of directors of Chancellor unanimously approved the purchase and sale agreement and the transaction. Each member of the Chancellor board of directors has agreed to vote the stock of Chancellor over which he has voting authority in favor of the purchase and sale agreement and the transaction.

     CHANCELLOR'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CHANCELLOR
               SHAREHOLDERS VOTE IN FAVOR OF THE PURCHASE AND SALE
                         AGREEMENT AND THE TRANSACTION.

EFFECTIVE TIME OF THE TRANSACTION

     The asset sale will become effective at the date and time specified in the purchase and sale agreement. If the shareholders of Chancellor approve the transaction and the purchase and sale agreement at the special meeting, and if all other conditions to the parties' obligations to effect the transaction are met or waived by the party entitled to do so, we anticipate that the transaction will be completed in the fourth quarter of 2011, although delays could occur.

     We cannot assure you that we can obtain the necessary shareholder approvals or that the other conditions to completion of the transaction can or will be satisfied.

CONDUCT OF BUSINESS PENDING EFFECTIVE TIME

     From the date of the purchase and sale agreement to and including the closing date, Gryphon shall:

     * not operate or in any manner deal with, incur obligations with respect to, or undertake any transactions relating to, the Assets except (1) in the normal, usual and customary manner for a reasonable and prudent operator, (2) of a nature and in an amount consistent with prior practice, (3) in the ordinary and regular course of business of owning and operating the Assets; and

     * not (1) sell, dispose of, encumber, relinquish or otherwise alienate any of the Assets; (ii) waive, compromise or settle any right or claim that would have a material adverse effect on the ownership, operation or value of any of the Assets after the effective time; or (iii) commit to any operation, services or related activities, which would or could reasonably be expected to require future expenditures

          (capital, maintenance, expense or otherwise) of the Assets in excess of $25,000 as to Gryphon's interest in any particular Asset, or terminate, materially amend or extend any agreements affecting the Assets, or allow any of the leases to lapse, terminate, or otherwise expire, without the consent of LCB, which consent shall not be unreasonably withheld.

     We refer you to the purchase and sale agreement (excluding exhibits and schedules), which is attached as APPENDIX A to this proxy statement, for additional restrictions on the conduct of the business of Gryphon pending consummation of the transaction.

CONDITIONS TO COMPLETION OF THE TRANSACTION

     The purchase and sale agreement contains a number of conditions to the obligations of LCB and Gryphon to complete the transaction which must be satisfied as of the closing date, including, but not limited to, the following:

     * approval of the purchase and sale agreement by the holders of at least a majority of the outstanding shares of Chancellor common stock;

     * the other party's representations and warranties being true in all material respects as of the date of the purchase and sale agreement and as of the date of the closing;

     * absence of any suit, action or other proceeding by a third party which seeks substantial damages, fines, penalties or other relief or any event that would prohibit, restrict or delay the consummation of the transaction; and

     * performance or compliance in all material respects by each party with its respective covenants and obligations required by the purchase and sale agreement.

     Any condition to the consummation of the transaction, except the required shareholder approval, and the absence of an order or ruling prohibiting the transaction, may be waived in writing by the party to the purchase and sale agreement entitled to the benefit of such condition.

REPRESENTATIONS AND WARRANTIES OF GRYPHON AND LCB

     In the purchase and sale agreement, Gryphon has made representations and warranties to LCB, and LCB has made representations and warranties to Gryphon. The more significant of these relate to (among other things):

     *    corporate organization and existence;

     * authority and power to execute the purchase and sale agreement and to complete the transactions contemplated by the purchase and sale agreement;

     * the absence of conflicts between the execution of the purchase and sale agreement and completion of the transactions contemplated by the purchase and sale agreement and certain other agreements;

     *    pending or threatened litigation and other proceedings;

     *    compliance with applicable laws and regulatory filings;

     *    the absence of certain changes and events; and

     * the accuracy of information to be supplied for inclusion in state and federal reports and filings.

AMENDMENT OR WAIVER OF THE PURCHASE AND SALE AGREEMENT

     No termination, cancellation, modification, amendment, deletion, addition or other change in the purchase and sale agreement, or any provision thereof, or waiver of any right or remedy therein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.

TERMINATION OF THE REORGANIZATION AGREEMENT

     If the transactions contemplated in the purchase and sale agreement have not closed on or before December 15, 2011, the purchase and sale agreement will automatically terminate unless LCB and Gryphon agree in writing to an extension.

     If the purchase and sale agreement is terminated it will be void and have no effect, without liability on the part of any party or the directors, officers or shareholders of any party, except as specifically contemplated in the purchase and sale agreement.

EXPENSES

     Gryphon and LCB will each pay their respective expenses incurred in connection with the preparation and performance of their respective obligations under the purchase and sale agreement, whether or not the transactions provided for in the purchase and sale agreement are consummated, including, but not limited to, fees and expenses of their own counsel, financial or other consultants, and accountants. Similarly, each of Gryphon and LCB agreed to indemnify the other party against any cost, expense or liability (including reasonable attorneys' fees) in respect of any claim made by any party for certain claims.

                             BUSINESS OF CHANCELLOR

GENERAL

     Chancellor Group, Inc., a Nevada corporation, was organized under the laws of the state of Utah in 1986 and subsequently reorganized under the laws of Nevada in 1993. We are an independent oil and gas exploration and development company focused on building and revitalizing our oil and gas properties all of which are currently located in the State of Texas. The Company is organized as a producing oil and gas company and licensed as an operator by the Texas Railroad Commission. We are in the business of acquisition, exploration, and development of oil and natural gas properties. Our common stock is quoted on the Over-The-Counter Bulletin Board market and trades under the symbol CHAG.OB.

BUSINESS DEVELOPMENTS

     In April 2007, we commenced operations with what were 84 actual producing wells in Gray and Carson Counties in Texas. On October 30, 2007, we had filed for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court, Northern District of Texas. On July 22, 2008, we entered into an agreement, effective as of June 1, 2008, with Legacy Reserves Operating LP ("Legacy") for the sale of certain of our oil and gas wells, accounting for approximately 84% of our oil and gas production, for a purchase price of $13,250,000. We operated in the bankruptcy proceeding until August 15, 2008, when the Bankruptcy Court, based on the agreement with Legacy, issued an order dismissing our bankruptcy case. Upon consummation of the Legacy transaction on August 29, 2008, all of the debt held by our lenders, plus accrued interest thereon, was paid in full.

DESCRIPTION OF PROPERTIES

     Currently, the Company and its wholly-owned subsidiaries, Gryphon Production Company, LLC and Gryphon Field Services, LLC, own 134 wells, of which 19 are water disposal wells and 2 are gas wells, although "associated" gas is also produced from some oil wells. As of September 30, 2011, approximately 67 oil wells were actively producing. Production capacity from these 67 producing wells in Gray County was estimated to be approximately 30 bopd and 47 mcfd gas as of September 30, 2011. The oil is light sweet crude and the natural gas has very high heat content, 1600 to 2600 btu/scf. We also own and operate our 15.9 acre property, with its shop, yard and office complex. Company equipment includes two work-over rigs as well as other oil field related equipment.

     In addition, we own approximately 4,420 acres of production rights on nine leases, which includes 500 acres of undrilled acreage also in Gray County, approximately 300 acres of which was previously owned by Mobil, and the balance of approximately 200 acres on the Worley Combs lease. Three of the leases we own are located in Hutchinson County, Texas. The nine leases have the production rights for oil, casing-head gas and natural gas.

     Following consummation of the transaction, Gryphon will maintain a total of four (4) producing wells and one (1) water disposal well. Gryphon will also retain an operator's license with the Texas Railroad Commission and continue to operate the Hood Leases itself. The proceeds from the asset sale will be used to provide working capital to Gryphon and for future corporate purposes including, but not limited to, possible acquisitions and other corporate programs and purposes that have yet to be identified.

EMPLOYEES

     As of September 30, 2011, we had 7 full-time employees, all of which are located at our headquarters in Pampa, Texas. Management of Chancellor considers its relations with its employees to be good.

LEGAL PROCEEDINGS

     Chancellor is from time to time involved in legal proceedings arising in the normal course of business. Other than proceedings incidental to Chancellor's business, and a current proceeding against Gryphon (Cause no. 36433 in the 223rd District Court in Gray County, Texas) in which Gryphon has made a counterclaim for declaratory judgment, Chancellor is not a party to, nor is any of their property the subject of, any material legal proceedings. Although the amount of any ultimate liability with respect to such matters cannot be determined, in the opinion of Chancellor's management, any such liability will not have a material adverse effect upon Chancellor's financial condition, results of operations or cash flows.

                 PROPOSAL TO APPROVE THE AMENDMENT TO THE BYLAWS

     Our board of directors voted to adopt, subject to the affirmative vote of the holders of at least a majority of the outstanding shares of Chancellor common stock, an amendment to the bylaws of the Company changing the quorum requirement from a majority of the stock issued and outstanding, either in person or by proxy, to at least twenty-five percent (25%) of the stock issued and outstanding, either in person or by proxy.

     Our current bylaws provide that a quorum, for purposes of a shareholders meeting, shall exist when a majority of the stock issued and outstanding is present, either in person or by proxy, at the meeting. Our board of directors voted to adopt, subject to the affirmative vote of the holders of at least a majority of the outstanding shares of Chancellor common stock, an amendment to the bylaws of the Company to provide that a quorum shall exist when at least twenty-five (25%) of the stock issued and outstanding is present, either in person or by proxy, at the meeting.

     The board of directors believes that the proposed amendment gives the board of directors the requisite flexibility to call and conduct a shareholder meeting to consider important matters which require shareholder feedback. Many of the Company's shareholders are located in geographic regions which make it difficult for the Company to receive, in a timely fashion, proxy materials with respect to shareholder meetings. The board of directors believes that the proposed amendment will allow it to more efficiently call and conduct shareholder meetings in a more timely manner.

     The greater flexibility provided by the proposed amendment is expected to reduce the cost of soliciting proxies, which the Company may otherwise be required to incur to insure the requisite level of shareholder participation at the meeting. The advantages, including the potential cost savings and greater efficiency in calling and conducting shareholder meetings, outweigh the benefits of maintain the higher quorum requirement, in the judgment of the board of directors.

     The affirmative vote of the holders of at least a majority of the outstanding shares of Chancellor common stock entitled to vote at the meeting is required to approve the proposed amendment to the bylaws. If the proposal is approved, the quorum requirement will be reduced effective upon the adoption of the amendment. The full text of the proposed amendment is attached to this proxy statement as APPENDIX B.

     CHANCELLOR'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CHANCELLOR
           SHAREHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO THE BYLAWS.

               BENEFICIAL OWNERSHIP OF CHANCELLOR COMMON STOCK BY
         MANAGEMENT, DIRECTORS AND PRINCIPAL SHAREHOLDERS OF CHANCELLOR

     The following table sets forth certain information regarding the beneficial ownership of Chancellor common stock as of September 30, 2011, by (1) each director and executive officer of Chancellor, (2) each person who is known by Chancellor to own beneficially 5% or more of the common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of Chancellor believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of Chancellor.

                                                          Number of Shares            Percentage
   Name of Beneficial Owner                              Beneficially Owned       Beneficially Owned(1)
   ------------------------                              ------------------       ---------------------
Principal Shareholders who are not also
Directors or Executive Officers

Robert Gordon..........................................        5,384,800                 8.03%

Directors and Executive Officers

Maxwell Grant(2).......................................       24,303,800                34.94%

Dudley Muth(3).........................................        2,977,500                 4.37%

Directors and Executive Officers
 as a Group (2 persons)(4).............................       27,281,300                38.66%

----------
*    Indicates ownership which does not exceed 1.0%.

(1) The percentage beneficially owned was calculated based on 67,060,030 shares of Chancellor common stock issued and outstanding as of September 30, 2011. The percentage assumes the exercise by the shareholder or group named in each row of all options or warrants for the purchase of Chancellor common stock held by such shareholder or group and exercisable within sixty (60) days.

(2) Includes 21,803,800 shares held of record by Koala Pictures Proprietary Ltd. of which Mr. Grant is the sole owner and warrants to purchase 2,500,000 shares of common stock at an exercise price of $0.20 per share.

(3) Includes warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.20 per share.

(4) Includes warrants to purchase an aggregate of 3,500,000 shares of common stock.

                                  OTHER MATTERS

     As of the date of this proxy statement, the board of directors of Chancellor knows of no matters that will be presented for consideration at the special meeting of shareholders other than as described in this proxy statement. However, if any other matters are properly brought before the special meeting or any adjournment or postponement thereof, it is intended that the proxies will act in accordance with their best judgment unless otherwise indicated in the appropriate box on the proxy.

                       WHERE YOU CAN FIND MORE INFORMATION

     Chancellor files reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information about issuers, like Chancellor, who file electronically with the SEC. The address of that site is http://www.sec.gov.

                                                                      APPENDIX A

                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into this 18th day of October, 2011, between, GRYPHON PRODUCTION COMPANY, LLC, a wholly owned subsidiary of Chancellor Group, Inc., with offices at 216 South Price Road, Pampa, Texas 79065 (herein "Seller"), and LCB RESOURCES, an Oklahoma limited liability company with offices at 406 N. Main Street, Kingfisher, Oklahoma 73750-2322 (herein "Buyer"),

                                    RECITALS

     A. The Seller is the owner of its undivided, pro rata share of interests in and to the following:

          (i) The oil and gas leases (and any and all amendments, corrections and modifications thereto whether or not described on Exhibit "A-1") described on Exhibit "A-1," insofar as the leases cover the lands described on Exhibit
          "A-1" (the "Leases"); and the oil and gas wells on the leases described on Exhibit "A-2" (the "Wells");

          (ii) The personal property, equipment and fixtures, located on or about the Leases and used in connection with operation of the Leases and Wells described on Exhibit "A-2" (the "Equipment"), including the personal property described in the attached Exhibit "B;"

          (iii) The land (the "Land") described in the attached Exhibit "C;"

          (iv) The rights and obligations existing under the instruments, contracts and agreements that benefit or burden the Leases and Wells, including, but not limited to, operating agreements, unitization agreements, pooling agreements, pooling orders, spacing orders, declarations of pooling or unitization, farm out agreements, rights of way, easements, surface agreements, permits, licenses, assignments, gas sale contracts, and gas processing contracts (collectively, the "Contracts");

          (v) The oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, products refined and manufactured therefrom, other minerals, and the accounts and proceeds from the sale of all of the foregoing (the "Production") under the terms of the Leases and the Contracts; and

          (vi) The files, records, data, including geophysical and seismic data, and other documentary information of Seller pertaining to the Wells, the Leases, the Equipment, the Land, the Contracts, and the Production, (collectively, the "Data").

     The Leases, Wells, Equipment, Land, Contracts, Production, and Data are collectively called the "Properties".

     B. Buyer wishes to purchase and Seller wishes to sell, all of Seller's right, title and interest in the Properties.

     C. The Properties sold and assigned under this Agreement do not include and Seller hereby retains and reserves:

          (i) Proprietary seismic, geological, geochemical, and geophysical data or interpretations of data and other information relating to the Leases and Wells that are restricted from transfer or distribution by any legal constraints, obligations of confidence or prior agreements with third parties;

          (ii) Trade credits, accounts, deposits with utilities, and notes receivable and adjustments or refunds (including without limitation transportation tariff refunds, take-or-pay claims, audit adjustments claims for under-or-non-payment and over, inaccurate or excessive billings, and claims with respect to breach of contract) arising under the Contracts and attributable to the Properties with respect to any period before the Effective Time, including, without limitation, any claim Seller may have for refunds or reimbursement of money that may have been paid by Seller to any current or prior operator of the Properties on account of over-billings, excessive billings and inaccurate billings or otherwise made by such operator as a result of Seller's interest in the Properties;

          (iii) Oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, products refined and manufactured therefrom, and other minerals produced from the Properties prior to the Effective Time; and

          (iv) All claims and causes of action Seller may have as of the Closing Date.

                           CONSIDERATION AND AGREEMENT

     In consideration of the covenants and conditions contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer agrees to purchase all of Seller's right, title and interest in and to the Properties from Seller, and Seller agrees to sell all of Seller's right, title and interest in and to the Properties to Buyer on the terms set forth below.

                                      TERMS

1.  PURCHASE  PRICE.  The  Purchase  Price shall be Two Million  Fifty  Thousand
Dollars ($2,050,000.00), adjusted as provided herein. Immediately upon the execution hereof, Buyer shall pay, by bank wire transfer into an escrow account established by Midwest Energy Auction LLC, (the "Escrow Agent") at BancFirst Oklahoma City, as earnest money ("Deposit") equal to One Hundred Thousand Dollars, to be credited towards the Purchase Price. At closing, Buyer shall pay, by bank wire transfer, the remaining net balance of the Purchase Price due to the Seller, to the escrow agent. Escrow agent will disburse the net proceeds from the sale to the Seller per a certain "Escrow Agreement" between Buyer, Seller, and Escrow Agent. Seller is responsible for the four percent (4%) of the sales price commission owed to Midwest Energy Auction (MEA) in accordance with the service agreement between Seller and MEA. Escrow Agent shall prepare and deliver to Buyer and Seller for approval no later than three (3) business days prior to Closing, a Preliminary Settlement Statement reflecting the appropriate adjustments for approval by Buyer and Seller, as follows:

     (A) UPWARD ADJUSTMENTS. The Purchase Price shall be adjusted upward by the following:

          (i) the amount of all direct costs and expenditures chargeable to the Properties for periods on and after the Effective Time (as hereinafter defined) and incurred and paid by or on behalf of Seller in accordance with the terms and provisions of this Agreement, including:

               (A) those that are attributable to the drilling, completion, recompletion, reworking, operation, repair and maintenance of the Properties for the period on and after the Effective Time, through and including the Closing Date;

               (B) bonuses, lease rentals and shut-in payments due and paid for the period on and after the Effective Time through and including the Closing Date;

               (C) ad valorem, property and other taxes that are allocated to the Buyer pursuant to Section 13 of this Agreement; and

               (D) amounts relating to obligations arising under contracts with respect to operations or production for the period on and after the Effective Time through and including the Closing Date;

          (ii) the actual value of the oil inventory in storage attributable to the Properties as of the Effective Time, net of all taxes and burdens, which value shall be determined based on the price of oil the day Buyer sells the oil; and

          (iii) any other amount agreed by Seller and Buyer.

     (B) DOWNWARD ADJUSTMENTS. The Purchase Price shall be adjusted downward by the following:

          (i) the amount of all gross proceeds (net of burdens) for hydrocarbons produced from and attributable to Seller's interest in the Properties on or after the Effective Time through the Closing Date;

          (ii) the amount of all other proceeds and/or revenue attributable to Seller's interest in and to the Properties on or after the Effective Time through the Closing Date;

          (iii) any other amount agreed upon by Seller and Buyer.

     (c) At the Effective Time, Seller shall gauge the oil in storage attributable to the Properties unless Buyer and Seller agree otherwise. Buyer shall have the right to have a representative present when Seller gauges the oil in storage.

2. CLOSING. Subject to the conditions and adjustments set forth herein, the consummation of the transaction contemplated hereby (the "Closing") shall be held on or before December 3, 2011 (the "Closing Date") at Seller's office in

Pampa, Texas. At Closing, the following events shall occur, each being a condition precedent to the others:

     (a) Seller shall execute, acknowledge and deliver to Buyer one or more assignments, bills of sale and conveyances (in sufficient multiple originals to facilitate recording) in substantially the form of Exhibit D conveying Seller's interests in the Properties to Buyer;

     (b) Buyer shall deliver to Escrow Agent the Purchase Price, direct bank or wire transfer in immediately available federal funds to the Escrow Account as agreed upon in writing no less than five (5) business days prior to the Closing Date;

     (c) The parties shall execute such other documents, notices, waivers, and agreements as are necessary in order to carry out the intent of this Agreement;

     (d) Seller shall execute and deliver to Buyer, on forms prepared by Seller and reasonably acceptable to Buyer, transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Properties from and after the Effective Time; and

     (e) Seller shall provide Buyer with executed change of operator forms on all wells (active or inactive) operated by Seller, as required by the applicable state regulatory body, to effect a change of operator for the Properties, subject to any applicable operating agreement, but only to the extent allowed or permitted by such operating agreements.

3. EFFECTIVE TIME. The ownership of Seller's interest in the Properties shall be transferred from Seller to Buyer on the Closing Date, effective as of 11:59 p.m. in the time zone applicable to the location of the Properties on December 1, 2011 (the "Effective Time").

4. DATA. Seller makes no representations or warranties as to the accuracy or completeness of the Data. Seller shall not allow Buyer access to geophysical or seismic data if, by so doing, Seller would be in breach of any unaffiliated third party contract or agreement. Buyer agrees to allow Seller access to the Data upon reasonable notice. After Closing, Seller shall have the right from time to time to make copies of any part of the Data during Buyer's regular business hours. Buyer shall keep all of the Data for at least five (5) years after Closing.

5. OTHER ASSURANCES. Seller shall reasonably cooperate with Buyer, and shall provide all conveyances, agreements, consents, information, forms, and other materials or acts reasonably necessary to vest Buyer with ownership of Seller's interest in the Properties.

6. RISK OF LOSS. Risk of loss of the Properties shall pass from Seller to Buyer as of 11:59 p.m. Central time on the Closing Date. Seller represents and warrants to Buyer that the Properties are insured for amounts and risk coverages that are standard and customary in the industry for properties of a similar nature. In the event of the destruction or taking of all or any part of the Properties during the period of time from the Effective Time through the Closing Date, at the Closing Date, Seller shall pay to Buyer all sums paid to Seller by third parties, if any, by reason of such destruction or taking of all or any portion of the Properties, and shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to any unpaid awards or other payments from third parties arising out of the destruction, taking or pending or threatened taking as to the Properties.

7. CONTRACTS AND LEASES. Upon Closing, Buyer shall assume and agree to perform the Contracts and the obligations of Seller under the Leases as of the Closing Date and the payment obligations of Seller under the Leases, and the surface agreements and other agreements described in Schedule 4. Buyer shall use commercially reasonable efforts to obtain a release of Seller of all obligations under the Leases and the surface agreements and other agreements described in
Schedule 4. Buyer shall indemnify, save and hold harmless Seller and Seller's officers, directors, managers, agents, employees, successors and assigns from and against any and all costs, losses, liabilities, damages, lawsuits, claims, and expenses, including (without limitation) reasonable attorney's fees, arising from and after the Closing Date from any of the Leases or the surface agreements or other agreements described in Schedule 4.

8. SELLER'S WARRANTIES AND REPRESENTATIONS. Each Seller, severally and only to the extent of such Seller's (i) individual entity, with respect to entity related representations and warranties, or (ii) Ownership Share, with respect to Property related representations and warranties, makes the following representations and warranties.

     (a) The assignment of Seller's interest in the Properties to Buyer shall be made by special warranty of title as to only those claims, liens and encumbrances arising by, through and under Seller, but not otherwise. Subject to all of the terms and provisions of this Agreement and except with respect to those matters that would result in a breach of the special warranty of title, Buyer assumes the risk of condition of the Properties as set out in the Assignment and Bill of Sale, including compliance with all laws, rules, orders and regulations affecting the environment, whether existing before, on or after the Closing Date. The Assignment and Bill of Sale from Seller to Buyer shall disclaim any warranty of merchantability or fitness for particular purpose as to the Properties, and Buyer shall accept the Properties AS IS, WHERE IS, and in their present location and condition.

     (b) Seller is duly qualified to carry on its business and is in good standing in each state where the nature of its business requires qualification. The consummation of the transactions contemplated by this Agreement will not violate or be in conflict with (i) any provision of Seller's organizational documents, and (ii) any provision of any agreement to which Seller is a party or by which Seller is bound or any judgment, decree, order, statute, rule or regulation applicable to Seller.

     (c) Seller has the power to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite limited liability company action on the part of Seller. This Agreement has been duly executed and delivered on behalf of Seller and, at Closing, all documents and instruments required hereunder to be executed and delivered by Seller shall have been fully executed and delivered.

     (d) This Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (e) Except as set forth in Schedule 1 hereto, there are no pending or, to Seller's knowledge, threatened, suits, actions, or other proceedings naming Seller as a party and affecting the Properties (including, without limitation, any actions challenging or pertaining to Seller's title to any of the Properties and/or the effect of any environmental laws on any of the Properties). There are no suits, actions, or other proceedings pending or, to Seller's knowledge, threatened, which relate to or affect the execution and delivery of this
Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

     (f) Except as set forth on Schedule 2 hereto, there are no outstanding Authorizations for Expenditure ("AFE's") that will result in charges for operations to be performed on the Properties on or after the Effective Time costing $20,000 or more net to the interest transferred under this Agreement. Seller currently intends to plug the East Pampa Unit 16W well and the Worley Combs 406 well, and Seller shall be responsible for plugging the wells.

     (g) All ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of the Properties or the production of hydrocarbons or the receipt of proceeds therefrom that have become due and payable have been properly paid.

     (h) Except as set forth in Schedule 3 hereto, to Seller's knowledge, Seller has complied, or has remedied any noncompliance, with the material provisions and requirements of all orders, regulations and rules issued or promulgated by all federal, tribal, state or local governmental authorities having jurisdiction in respect of the Properties (excluding, however, compliance with applicable Environmental Laws (as hereinafter defined) which is exclusively dealt with in
Section 11 hereof).

     (i) None of the Properties is subject to penalties on allowables after the Effective Date because of overproduction or any violation of applicable laws, rules or regulations of any governmental authority which would prevent such Property from being entitled to its full and regular allowable from and after the Effective Date, and Seller has not produced a share of gas greater than its ownership percentage and Seller is under no obligation to reduce its share of production under any gas balancing agreement or similar contract to allow under-produced parties to come back into balance.

9. REPRESENTATIONS OF BUYER.

     (a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is duly qualified to carry on its business and is in good standing in each state where the nature of its business requires qualification. The consummation of the transactions contemplated by this Agreement will not violate or be in conflict with (i) any provision of Buyer's organizational documents, and (ii) any provision of any agreement to which Buyer is a party or by which Buyer is bound or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

     (b) Buyer has the limited liability company power to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered on behalf of Buyer and, at Closing, all documents and instruments required hereunder to be executed and delivered by Buyer shall have been fully executed and delivered.

     (c) This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (d) Buyer is experienced and knowledgeable in the oil and gas business and is aware of its risks. Buyer acknowledges that Seller has made no representations or warranties whatsoever, express or implied, as to the reserves attributable to the Properties or the value thereof, except as otherwise specifically set forth herein, as to the condition or state of repair of any of the Properties or as to the legal, tax or other consequences of the transaction contemplated by this Agreement. In entering into this Agreement, Buyer has relied solely upon its independent investigation of, and judgment with respect to, such matters. Buyer understands and accepts the risks and absence of liquidity inherent in ownership of the Properties. Buyer acknowledges that, except as otherwise specifically set forth herein, no representations have been made by Seller regarding any environmental conditions or physical conditions of the Properties, past or present.

     (e) Buyer has all authority necessary to enter into this Agreement and to perform all of its obligations hereunder.

10. LIABILITIES AND INDEMNITIES. AS USED IN THIS SECTION 10, THE WORD "CLAIMS" MEANS CLAIMS, DEMANDS, CAUSES OF ACTION, LIABILITIES, DAMAGES, PENALTIES AND JUDGMENTS OF ANY KIND OR CHARACTER AND ALL COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEY'S FEES AND COURT COSTS INCURRED IN DEFENDING AGAINST SAME OR TO ENFORCE A PARTY'S OBLIGATION TO INDEMNIFY AGAINST SAME, IN CONNECTION THEREWITH.

     (A) EXCEPT AS PROVIDED IN SECTION 10(C), FROM AND AFTER THE CLOSING DATE, BUYER SHALL ASSUME, BE RESPONSIBLE FOR AND COMPLY WITH ALL DUTIES AND OBLIGATIONS OF SELLER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTIES INCLUDING, WITHOUT LIMITATION, THOSE ARISING UNDER OR BY VIRTUE OF ANY LEASE, ASSIGNMENT OF LEASE, CONTRACT, AGREEMENT, DOCUMENT, PERMIT, APPLICABLE STATUTE OR RULE, REGULATION OR ORDER OF ANY GOVERNMENTAL AUTHORITY, SPECIFICALLY INCLUDING, WITHOUT LIMITATION, ANY GOVERNMENTAL REQUEST OR REQUIREMENT TO PLUG, RE-PLUG AND/OR ABANDON ANY WELL OF WHATSOEVER TYPE, STATUS OR CLASSIFICATION, OR TO TAKE ANY CLEAN-UP, POLLUTION, ENVIRONMENTAL, OR OTHER ACTION WITH RESPECT TO

THE PROPERTIES, AND SHALL DEFEND, INDEMNIFY AND HOLD SELLER AND ITS MEMBERS, MANAGERS, AFFILIATES, SUBSIDIARIES, MANAGERS, OFFICERS, AGENTS, EMPLOYEES AND CONTRACTORS HARMLESS FROM ANY AND ALL CLAIMS IN FAVOR OF ANY PERSON OR ENTITY (INCLUDING WITHOUT LIMITATION EMPLOYEES OF BUYER) IN CONNECTION THEREWITH
REGARDLESS  OF WHEN THE DUTY OR  OBLIGATION  AROSE,  EXCEPT  AS IS  PROVIDED  IN
SECTION 10(C).

     (B) EXCEPT AS PROVIDED IN SECTION 10(C), BUYER SHALL BE RESPONSIBLE FOR AND SHALL DEFEND, INDEMNIFY AND HOLD SELLER AND ITS MEMBERS, AFFILIATES, SUBSIDIARIES, MANAGERS, OFFICERS, AGENTS, EMPLOYEES AND CONTRACTORS HARMLESS FROM ANY AND ALL CLAIMS ARISING, DIRECTLY OR INDIRECTLY IN FAVOR OF ANY PERSON OR ENTITY (INCLUDING WITHOUT LIMITATION EMPLOYEES OF BUYER AND GOVERNMENTAL
ENTITIES) ARISING OUT OF OR IN CONNECTION WITH THE OPERATIONS ON OR PERTAINING TO THE PROPERTIES ON AND AFTER THE CLOSING DATE FOR PERSONAL INJURY OR DEATH OR DAMAGE TO PROPERTY, OR FOR ANY OTHER RELIEF (INCLUDING CLAIMS RELATED TO POLLUTION OR ENVIRONMENTAL HAZARDS AND LIABILITIES ARISING PRIOR TO ON, OR AFTER THE CLOSING DATE), ARISING DIRECTLY OR INDIRECTLY FROM, OR INCIDENT TO, THE USE, OCCUPATION, OPERATION, MAINTENANCE OR ABANDONMENT OF ANY PART OR ALL OF THE PROPERTIES, WHETHER LATENT OR PATENT, AND WHETHER ARISING FROM OR CONTRIBUTED TO BY THE SOLE OR CONCURRENT NEGLIGENCE, FAULT BY STATUTE, RULE OR REGULATION, STRICT LIABILITY, OR OTHER FAULT OF SELLER OR ITS MEMBERS, AFFILIATES, SUBSIDIARIES, MANAGERS, OFFICERS, AGENTS, EMPLOYEES OR CONTRACTORS AND ASSERTED AGAINST BUYER AND/OR SELLER.

     (C) SUBJECT TO THE PROVISIONS OF SECTION 10(D) HEREOF, SELLER SHALL BE RESPONSIBLE FOR AND SHALL DEFEND, INDEMNIFY AND HOLD BUYER AND ITS AFFILIATES, SUBSIDIARIES, OFFICERS, PARTNERS, AGENTS, EMPLOYEES, AND CONTRACTORS HARMLESS FROM ANY AND ALL CLAIMS ARISING DIRECTLY OR INDIRECTLY IN FAVOR OF ANY PERSON OR ENTITY (INCLUDING, WITHOUT LIMITATION, EMPLOYEES OF SELLER AND GOVERNMENTAL ENTITIES) OUT OF OR IN CONNECTION WITH (i) THE OPERATIONS ON OR PERTAINING TO THE PROPERTIES FOR THE PERIOD FROM THE DATE SELLER ACQUIRED TITLE TO THE

PROPERTIES TO THE CLOSING DATE FOR PERSONAL INJURY OR DEATH OR DAMAGE TO PROPERTY (EXCLUDING CLAIMS RELATED TO PLUGGING OF WELLS, POLLUTION OR ENVIRONMENTAL HAZARDS AND LIABILITIES WHICH ARE COVERED BY THE PROVISIONS OF SECTIONS 10(A) AND (B) HEREOF), ARISING DIRECTLY OR INDIRECTLY FROM, OR INCIDENT TO, THE USE, OCCUPATION, OPERATION, MAINTENANCE OR ABANDONMENT OF ANY PART OR ALL OF THE PROPERTIES, WHETHER LATENT OR PATENT, AND WHETHER ARISING FROM OR CONTRIBUTED TO BY THE SOLE OR CONCURRENT NEGLIGENCE, FAULT BY STATUTE, RULE OR REGULATION, STRICT LIABILITY, OR OTHER FAULT OF SELLER OR ITS MEMBERS, AFFILIATES, SUBSIDIARIES, MANAGERS, OFFICERS, AGENTS, EMPLOYEES OR CONTRACTORS AND ASSERTED AGAINST BUYER AND/OR SELLER (OR BUYER'S AFFILIATES, SUBSIDIARIES, PARTNERS, OFFICERS, AGENTS, EMPLOYEES OR CONTRACTORS), AND (ii) THE PRODUCTION OR SALE OF HYDROCARBONS FROM THE PROPERTIES AND INVOLVING THE PROPER ACCOUNTING OR PAYMENT (x) TO PARTIES FOR THEIR INTEREST THEREIN, INCLUDING, WITHOUT LIMITATION, ROYALTY AND OTHER WORKING INTEREST OWNERS, (y) TAXES ATTRIBUTABLE TO THE PROPERTIES AND PRODUCTION FROM OR ATTRIBUTABLE THERETO, AND (z) LEASE OPERATING EXPENSES ATTRIBUTABLE TO SELLER'S INTEREST IN AND TO THE PROPERTIES, INSOFAR AS SUCH CLAIMS RELATE TO PERIOD OF TIME FROM THE DATE THAT SELLER ACQUIRED TITLE TO THE PROPERTIES TO THE CLOSING DATE. BUYER SHALL BE RESPONSIBLE FOR ALL OF SAID TYPES OF CLAIMS UNDER CLAUSE (ii) INSOFAR AS THEY RELATE TO PERIODS OF TIME PRIOR TO THE DATE THAT SELLER ACQUIRED TITLE TO THE PROPERTIES AND FROM AND AFTER THE CLOSING DATE, AND BUYER SHALL DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS FROM ANY AND ALL OF SUCH CLAIMS.

     (D) ALL AGREEMENTS AND INDEMNITIES SET FORTH IN THIS SECTION 10 SHALL SURVIVE THE EXECUTION AND DELIVERY OF THE ASSIGNMENTS AND BILLS OF SALE CONTEMPLATED HEREBY AND THE CLOSING AS OTHERWISE SET FORTH IN SECTION 26 HEREOF.

11. REVIEW PERIOD AND DEFECTS.

     (a) Upon the execution of this Agreement, Buyer, or Buyer's representative, shall have the right to examine and photocopy, but not take, the Data in Seller's offices during normal business hours. All such information is furnished to Buyer solely as a courtesy, and, except as otherwise set forth herein, Seller makes no representations or warranties concerning its accuracy or completeness, and assumes no liability for any use by Buyer whatsoever. Buyer shall have until November 1, 2011 as of 5:00 pm (C.D.T.) where the Properties are located (the "Defect Date") to review and inspect the Properties and to notify Seller of any Defect (as defined below). Such notice shall be in writing and shall sufficiently describe the Defect and the Properties affected. During the review period, upon not less than two business days prior notice to Seller, Buyer may review all the Data, inspect all of the Equipment, and may go upon the Leases at its own risk to do so. Buyer agrees to hold harmless and indemnify Seller for any damages or injury of any kind incurred by any party as the result of such inspection regardless of whether such damage or injury results, in whole or in part, from the sole or concurrent negligence, fault by statute, rule or regulation, strict liability or other fault of Seller. Buyer shall have access to and copies of standard financial information relating to the Properties including joint interest billing reports, lease operating expenses, production volumes and other similar information normally available in connection with the physical operation of the Properties (including, but not limited to, division orders, checks and, in the event of an audit, other Property related documents, as necessary).

     (b) The term "Defect" as used herein shall mean the following:

          (i) Seller's ownership of the Properties is such that, with respect to a property listed on Exhibit "A-1" hereto, it clearly (A) entitles Seller to receive a decimal share of the oil, gas and other hydrocarbons produced from, or allocated to, such property which is less than the net revenue interest decimal share set forth on Exhibit "A-1", (B) causes Seller to be obligated to bear a working interest decimal share of the cost of operation of such property greater than the decimal share set forth on Exhibit "A-1" (without a proportionate increase in the share of production to which Seller is entitled to receive from such property);

          (ii) Seller's ownership of the Properties is subject to a lien other than (A) liens which will be released at or before Closing, (B) a lien for taxes not yet delinquent, or (C) a lien under an operating agreement or similar agreement which relates to expenses incurred which but not yet due;

          (iii) Seller's ownership of the Properties is subject to a preferential right to purchase, unless an appropriate tender of the applicable interest has been made by Seller to the party holding such right and the period of time required for such party to exercise such right has expired without such party exercising such right;

          (iv) A Property is affected by any suit, action or other proceeding before any court or government agency that would result in a material loss or impairment of Seller's title to any portion of the Property, or a portion of the value thereof; and

          (v) The Properties are, or one or more Property is, in violation of Environmental Laws.

          (vi) As used in this Agreement, the term "Environmental Laws" means any and all applicable laws pertaining to human health or conservation or protection of the environment, wildlife, or natural resources in effect in any and all jurisdictions in which the Properties are located, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended ("SARA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, and the Occupational Safety and Health Act, as amended ("OSHA"), and any applicable state, tribal, or local counterparts. The terms "hazardous substance", "release", and "threatened release" shall have the meanings specified in CERCLA; the terms "solid waste," "hazardous waste," and "disposal" shall have the meanings set out in RCRA; provided, however, that to the extent the laws of the state in which the Properties are located are applicable and have established a meaning for "hazardous substance", "release", "threatened release", "solid waste", "hazardous waste", and "disposal" that is broader than that specified in CERCLA or RCRA, such broader meaning shall apply with respect to the matters covered by such laws.

     (c) If Buyer fails to notify Seller in writing by the Defect Date of any such Defect, the Defect will be deemed waived, Seller shall be released from any liability therefor, the parties shall proceed with Closing, Seller shall be under no obligation to correct the Defect, and Buyer shall assume the risks, liability and obligations associated with such Defect. Seller may, but is not obligated, to cure any Defect within ten (10) days after Seller receives timely written notice of the Defect. If Seller fails to cure the Defect by the time required, Buyer may terminate this Agreement by providing written notice to Seller within five (5) days after the time by which Seller must cure the Defect. If Buyer terminates this Agreement for Seller's failure to cure a Defect, the Deposit shall be refunded to Buyer.

12. SELLER'S DISCLAIMERS. EXCEPT FOR SELLER'S SPECIAL WARRANTY OF TITLE TO THE PROPERTIES AND AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER SELLS AND TRANSFERS THE PROPERTIES TO BUYER WITHOUT ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO
(i) THE CONDITION OR MERCHANTABILITY OF THE PROPERTIES, OR (ii) THE FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE. BUYER HAS INSPECTED, OR BEFORE CLOSING WILL HAVE INSPECTED OR BEEN GIVEN THE OPPORTUNITY TO INSPECT, THE PROPERTIES AND IS SATISFIED AS TO THE PHYSICAL AND ENVIRONMENTAL CONDITION (BOTH SURFACE AND SUBSURFACE) OF THE PROPERTY AND OFFSITE LOCATIONS AND ACCEPTS THE PROPERTY "AS IS", "WHERE IS", AND "WITH ALL FAULTS." EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE PROPERTIES;

(ii) THE QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES; (iii) THE ABILITY OF THE PROPERTY TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (iv) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE PROPERTIES, OR (v) THE ENVIRONMENTAL CONDITION OF THE PROPERTY. SELLER DISCLAIMS ANY LIABILITY ARISING IN CONNECTION WITH ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCES OR CONDITIONS OR NATURALLY OCCURRING RADIOACTIVE MATERIALS ON OR RELATED TO THE PROPERTIES OR OFFSITE LOCATIONS. ANY AND ALL DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER'S RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK.

13. TAXES. Severance and other taxes on production attributable to the Properties shall be the obligation of the party entitled to such production. All ad valorem taxes assessed against the Properties shall be prorated between Seller and Buyer as of the Closing Date. Any refund of tax attributable to periods prior to the Closing Date received by Buyer shall be paid to Seller within 30 days of receiving such refund. Buyer agrees that it will not take, for income tax purposes or otherwise, any position inconsistent with Seller's allocation of the Purchase Price between real and personal property.

14. POST CLOSING ADJUSTMENTS. If necessary, not later than 60 days after the Closing, Seller shall prepare and deliver to Buyer, in accordance with this Agreement and generally accepted accounting principles, a statement ("Final Settlement Statement") setting forth each adjustment or payment that was not finally determined as of the Closing and showing the calculation of such adjustments. As soon as practicable after receipt of the Final Settlement Statement but not later than 15 days after such receipt, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due pursuant to such Final Settlement Statement no later than 90 days after the Closing Date. The date upon which such agreement is reached or upon which the final Purchase Price is established, shall be herein called the "Final Settlement Date." Payment by Buyer or Seller, as appropriate, shall be made within 10 days after the Final Settlement Date.

15. INTERIM OPERATIONS. Seller covenants that from the date hereof until the Closing, except as expressly provided herein or otherwise consented to in writing by Buyer, Seller will:

     (a) not (i) operate or in any manner deal with, incur obligations with respect to, or undertake any transactions relating to, the Properties except (1) in the normal, usual and customary manner for a reasonable and prudent operator,
(2) of a nature and in an amount consistent with prior practice, (3) in the ordinary and regular course of business of owning and operating the Properties;

     (b) not (i) sell, dispose of, encumber, relinquish or otherwise alienate any of the Properties; (ii) waive, compromise or settle any right or claim that would have a material adverse effect on the ownership, operation or value of any of the Properties after the Effective Time; or (iii) commit to any operation, services or related activities, which would or could reasonably be expected to require future expenditures (capital, maintenance, expense or otherwise) of the Properties in excess of $25,000 as to Seller's interest in any particular Property, or terminate, materially amend or extend any agreements affecting the Properties, or allow any of the Leases to lapse, terminate, or otherwise expire, without the consent of Buyer, which consent shall not be unreasonably withheld; and

16. CONDITIONS OF CLOSING.

     (a) Seller's obligation to consummate the transactions provided for herein is subject to the satisfaction or waiver of the following conditions:

          (i) The representations by Buyer contained in Section 9 hereof shall be true and correct in all material respects on the date of Closing as though made on and as of the Closing.

          (ii)  Buyer  shall  have  performed  in  all  material   respects  the
obligations, covenants and agreements hereunder to be performed by Buyer at or prior to the Closing.

          (iii) No suit, action or other proceeding by a third party or a governmental authority shall be pending as of the Closing which seeks substantial damages, fines, penalties or other relief from either party in connection with the Interests, or which seeks to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement. In particular, neither state nor federal statute, rule, regulation or action nor judicial or administrative decision shall have been entered (whether on a preliminary or final basis), that would prohibit, restrict or delay the consummation of the transaction contemplated by this Agreement or make illegal any payments due hereunder.

          (iv) Closing shall have occurred by December 15, 2011.

          (v) Seller  shall have  obtained  shareholder  and board of  directors
approval  from  each   corporation  of  this   Agreement  and  the   transaction
contemplated by this Agreement.

     (b) Buyer's obligation to consummate the transactions provided for herein is subject to the satisfaction or waiver of the following conditions:

          (i) The representations by Seller contained in Section 8 hereof shall be true and correct in all material respects on the date of Closing as though made on and as of the Closing.

          (ii) Seller shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by Seller at or prior to the Closing.

          (iii) No suit, action or other proceeding by a third party or a governmental authority shall be pending as of the Closing which seeks substantial damages, fines, penalties or other relief from either party in connection with the Interests, or which seeks to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement. In particular, neither state nor federal statute, rule, regulation or action nor judicial or administrative decision shall have been entered (whether on a preliminary or final basis), that would prohibit, restrict or delay the consummation of the transaction contemplated by this Agreement or make illegal any payments due hereunder.

17. OPERATIONS LIABILITY. Buyer agrees to comply with all laws and governmental regulations with respect to the ownership of and all operations on the Properties, including abandonment of wells, the compliance with Applicable Environmental Law and regarding inactive or unplugged wells including bonding requirements (for which Buyer shall provide Seller copies of appropriate documentation prior to Closing), and surface work as specified in the Leases or applicable law or regulation.

18. DEFAULT AND REMEDIES.

     (A) SELLER'S REMEDIES.

     Upon failure of Buyer to comply herewith by the Closing Date, Seller, at its sole option, may receive the Deposit and all interest accrued thereon from the Escrow Agent as a liquidated damage and not as a penalty, and terminate this Agreement, as Seller's sole and exclusive remedies for such default, all other remedies being expressly waived by Seller. If the transaction contemplated by this Agreement fails to close or is terminated for any other reason, the Deposit together with all interest accrued thereon shall be returned to Buyer.

     (B) BUYER'S REMEDIES.

     Upon failure of Seller to comply herewith by the Closing Date, Buyer, at its sole option, may enforce specific performance or terminate this Agreement. In the event Buyer elects to terminate this Agreement as set forth above, Buyer shall be entitled to receive from the Escrow Agent the Deposit together with all interest accrued thereon.

     (C) EFFECT OF TERMINATION.

     In the event of termination of this Agreement under this Section 19, the transaction shall not close and neither Buyer nor Seller shall have any further obligations, remedies, liabilities, rights or duties to the other hereunder, except as expressly provided herein.

                               GENERAL PROVISIONS

19. TERMINATION PERIOD. If the Closing has not occurred on or before December 15, 2011 this Agreement shall automatically terminate unless Seller and Buyer agree in writing to an extension.

20. AMENDMENT. This Agreement may be amended only by written instrument executed by both Seller and Buyer.

21. DISPUTES. The parties agree to negotiate in good faith in an effort to resolve any dispute related to this Agreement that may arise. If the dispute cannot be resolved by negotiation, the parties will submit the dispute to mediation in Amarillo, Texas before resorting to litigation and will equally share the cost of a mutually acceptable mediator. .

22. BROKERS. Each party hereto indemnifies the other against any liability or expense for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation incurred by the indemnifying party in connection with this Agreement or any transaction contemplated hereby.

23. NOTICES. Any notice, request, demand, statement or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by courier, or mailed by certified mail, return receipt requested, when actually received, and may be given as follows:

     If to Seller:
                   Gryphon Production Company, LLC
                   216 South Price Road
                   Pampa, TX  79065
                   Attention:  Mr. Max Grant
                   (806) 688-9697  - Telephone
                   (806) 688-9316  - Facsimile
                   pampatx08@yahoo.com - Email

     If to Buyer:
                   LCB Resources
                   406 N. Main Street
                   Kingfisher, OK  73750-2322
                   Attention:  Mr. Lenard Briscoe
                   (405) 375.3700 - Telephone
                   (___) ___.____ - Facsimile
                   ____________________ - Email

Or to such other address as such party may designate by ten (10) days advance written notice to the other party.

24. EXPENSES. Each party shall be solely responsible for expenses incurred in connection with this Agreement and shall not be entitled to reimbursement by the other party. Notwithstanding the foregoing, if arbitration is entered into pursuant hereto, the prevailing party may be ordered to reimburse the non-prevailing party its costs and expenses of arbitration.

25. SURVIVAL. The representations and warranties made by Seller in Sections 8(e)-(i) of this Agreement shall terminate at Closing. All other representations, warranties, covenants and obligations of Seller under this Agreement shall survive Closing for a period of six (6) months after the Closing. The representations, warranties, covenants and obligations of Buyer under this Agreement shall indefinitely survive the Closing.

26. ENTIRE AGREEMENT. This Agreement, and the Exhibits and Schedules hereto, which are listed below, constitute the entire agreement between the parties hereto and supersede all prior agreements, negotiations and understandings.

     Exhibit "A"   -  Leases
     Exhibit "A-2" -  Wells/Proration Schedule
     Exhibit "B"   -  Equipment
     Exhibit "C"   -  Land
     Exhibit "D"   -  Assignment and Bill of Sale
     Schedule 1    -  Lawsuits, Actions or Other Proceedings
     Schedule 2    -  Outstanding AFE's
     Schedule 3    -  Compliance Matters
     Schedule 4    -  Contracts and Surface Agreements

27. GOVERNING LAW. This Agreement shall be interpreted in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the Agreement has been executed as of the date first above written.

                            [SIGNATURE PAGES FOLLOW]

                                        SELLER:


                                        GRYPHON PRODUCTION COMPANY,  LLC


                                        By: /s/ Max Grant
                                            ------------------------------------
                                            Max Grant
                                            President

                                         BUYER:


                                         LCB RESOURCES


                                         By: /s/ L. Charles Briscoe
                                             -----------------------------------
                                             L. Charles Briscoe
                                             Member

                                   EXHIBIT "A"

                                     LEASES

1. MERTEN H.H.

        Lease Date:  June 26, 1924
        Lessor:      H. H. Merten, et al
        Lessee:      Farish, Watts, Collins and Crosby
        Recording:   Volume 26, Page 447, Deed Records of Gray County, Texas
        Description: All of the South 240 acres of the N/2 of Section 87, Block
                     3, I&GN Ry. Co. Survey, Gray County, Texas
                          Note: Lease  being  subject  to  an  amendment   dated
                                January 26, 1940, by and between Clara H. Hughes, et al, and Humble Oil & Refining Company, being recorded in Volume 80, Page 370, of the Deed Records, Gray County, Texas, and further being amended September 23, 1957, between Edna Merten, et al, and Humble Oil & Refining Company, being recorded in Volume ___, Page ___, Deed Records, Gray County, Texas, and amended August 5, 1963, by Walter A. Snideman, et al, and Humble Oil & Refining Company, being recorded in Volume 264, Page 115, Deed Records, Gray County, Texas.

2. FEE LAND #227

     a. Lease Date:  January 29, 1990
        Lessor:      Mobil Producing Texas & New Mexico, Inc.
        Lessee:      Caldwell Production Co., Inc.
        Recording:   Volume 603, Page 623, Deed Records, Gray County, Texas
        Description: All of Section 10 in Block 3, I&GN Railroad Co. Survey,
                     Gray County, Texas

     b. Lease Date:  January 29, 1990
        Lessor:      Mobil Producing Texas & New Mexico, Inc.
        Lessee:      Caldwell Production Co., Inc.
        Recording:   Volume 603, Page 628, Deed Records, Gray County, Texas
        Description: All of Section 11 in Block 3, I&GN Railroad Co. Survey,
                     Gray County, Texas

     c. Lease Date:  January 29, 1990
        Lessor:      Mobil Producing Texas & New Mexico, Inc.
        Lessee:      Caldwell Production Co., Inc.
        Recording:   Volume 603, Page 633, Deed Records, Gray County, Texas
        Description: All of Section 14 in Block 3, I&GN Railroad Co. Survey,
                     Gray County, Texas

     d. Lease Date:  January 29, 1990
        Lessor:      Mobil Producing Texas & New Mexico, Inc.
        Lessee:      Caldwell Production Co., Inc.
        Recording:   Volume 603, Page 638, Deed Records, Gray County, Texas
        Description: All of Section 15 in Block 3, I&GN Railroad Co. Survey,
                     Gray County, Texas

3. EAST PAMPA UNIT

     a. Lease  Date: May 5, 1924
        Lessor:      Phebe A.  Worley,  a widow
        Lessee:      C. H. Clark
        Recording:   Volume 1, Page 455, Deed Records, Gray County, Texas
        Description: Tract No. 5 - East Pampa Unit NE/4, Section 63, Block 3,
                     I&GN RR Co. Survey, Gray County, Texas

     b. Lease Date:  June 24, 1924
        Lessor:      W. W. Merten & wife, Abbie Merten, and P. P. Merten and
                     wife, Lena Merten
        Lessee:      F. N. Shriver
        Recording:   Volume 2, Page 218, Deed Records, Gray County, Texas
        Description: Part of Tract No. 1 - East Pampa Unit NW/4,  Section  82,
                     Block  3,  I&GN  RR Co. Survey, Gray County,  Texas
                     INSOFAR AND ONLY INSOFAR as said lease covers the above-described lands

     c. Lease Date:  January 2, 1926
        Lessor:      W. W. Merten & wife, Abbie Merten, and P. P. Merten and
                     wife, Lena Merten
        Lessee:      J. M. Baldridge
        Recording:   Volume 2, Page 232, Deed Records, Gray County, Texas
        Description: Part of Tract No. 1 - East Pampa Unit SW/4, Section 81,
                     Block 3, I&GN RR Co. Survey, Gray County, Texas

     d. Lease Date:  May 18, 1938
        Lessor:      Abbie E.  Merten,  Guardian
        Lessee:      Sinclair Prairie Oil Company
        Recording:   Volume 75, Page 106, Deed Records, Gray County, Texas
        Description: Part of Tract 1 - East Pampa Unit SW/4, Section 81,
                     Block 3, I&GN RR Co. Survey, Gray County, Texas

     e. Lease Date:  December 28, 1923
        Lessor:      J. T. Benten and Margare A. Benton, husband and wife
        Lessee:      F. W. Dillard
        Recording:   Volume 2, Page 163, Deed Records, Gray County, Texas
        Description: Tract No. 4 - East Pampa Unit E/2 NW/4, Section 63,
                     Block 3, I&GN RR Co. Survey, Gray County, Texas

     f. Lease Date:  June 24, 1924
        Lessor:      W. W. Merten & wife, Abbie Merten, and P. P. Merten and
                     wife, Lena Merten
        Lessee:      F. N. Shriver
        Recording:   Volume 2, Page 218, Deed Records, Gray County, Texas
        Description: Part of Tract No. 1 - East Pampa Unit W/2 NE/4,  Section
                     82,  Block 3, I&GN RR Co. Survey, Gray County,  Texas
                     INSOFAR AND ONLY INSOFAR as said lease covers the above-described lands

     g. Lease Date:  June 24, 1924
        Lessor:      W. W. Merten & wife, Abbie Merten, and P. P. Merten and
                     wife, Lena Merten
        Lessee:      F. N. Shriver
        Recording:   Volume 2, Page 218, Deed Records, Gray County, Texas
        Description: Tract Nos. 2 & 6 - East Pampa Unit E/2 NE/4 and S/2,
                     Section 82, Block 3, I&GN RR Co. Survey, Gray County, Texas
                     INSOFAR AND ONLY INSOFAR as said lease covers the above-described lands and INSOFAR AND ONLY INSOFAR as said lease covers the Brown Dolomite rights under said lands

     h. Lease Date:    June 24, 1924
        Lessor:        J. T. Benton and wife, M. A. Benton
        Lessee:        T. H. Pyle
        Recording:     Volume 26, Page 459, Deed Records, Gray County, Texas
        Description:   Tract No. 3 - East Pampa Unit W/2 NW/4,  Section 63,
                       Block 3, I&GN RR Co. Survey, Gray County,  Texas
                       INSOFAR AND ONLY INSOFAR as said lease covers the Brown
                       Dolomite rights under said lease

     i. Lease Date:    June 23, 1917
        Lessor:        C. W. Turman
        Lessee:        Empire Gas and Fuel Company
        Recording:     Volume 1, Page 145, Deed Records, Gray County, Texas
        Description:   Tract No. 10 - East Pampa Unit SE/4, Section 63, Block 3,
                       I&GN RR Co. Survey, Gray County, Texas
                       INSOFAR AND ONLY INSOFAR as said lease covers the above-described lands and INSOFAR AND ONLY INSOFAR as said lease covers the Brown Dolomite rights under said lands

     j. Lease Date:    June 21, 1923
        Lessor:        J. T. Benton and wife, M. A.
        Benton Lessee: Carl L. Mayer
        Recording:     Volume 1, Page 417, Deed Records, Gray County, Texas
        Description:   Tract Nos. 7, 8 & 9 - East Pampa Unit SW/4, Section 63,
                       Block 3, I&GN RR Co. Survey, Gray County, Texas
                       INSOFAR AND ONLY INSOFAR as said lease covers the Brown Dolomite rights under said lease

4. WORLEY COMBS

     a. Lease Date:    April 18, 1974
        Lessor:        Frank M. Carter
        Lessee:        Gulf Oil Corporation
        Recording:     Volume 362, Page 46, Deed Records, Gray County, Texas
        Description:   SW/4, Section 58, Block 3, I&GN RR Co. Survey,
                       Gray County, Texas

     b. Lease Date:    April 23, 1974
        Lessor:        Mabel Dee Reynolds
        Lessee:        Gulf Oil Corporation
        Recording:     Volume 362, Page 42, Deed Records, Gray County, Texas

     c. Lease Date:  April 18, 1974
        Lessor:      Inez Carter
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 362, Page 44, Deed Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     d. Lease Date:  April 23, 1974
        Lessor:      Wiley Reynolds,  Jr., et al
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 366, Page 582, and Volume 406, Page 670, Deed
                     Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     e. Lease Date:  April 23, 1974
        Lessor:      Hope Reynolds, H. M. Reynolds and Henry C. Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 366, Page 584; Volume 366, Page 589; and Volume 366,
                     Page 580;  Deed  Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     f. Lease Date:  April 23, 1974
        Lessor:      Ruth Osborne
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 366, Page 587, Deed Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     g. Lease Date:  April 23, 1974
        Lessor:      Albert  Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 366, Page 591, Deed Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     h. Lease Date:  April 23, 1974
        Lessor:      Wiley Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 366, Page 593, Deed Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     i. Lease Date:  April 23, 1974
        Lessor:      David  Earnest  Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 367, Page 183, and Volume 406, Page 667, Deed
                     Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     j. Lease Date:  April 23, 1974
        Lessor:      Jennifer Lynne Reed
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 367, Page 380, and Volume 406, Page 679, Deed
                     Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     k. Lease Date:  April 23, 1974
        Lessor:      Julia K. Reynolds (Humburg)
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 367, Page 377, and Volume 406, Page 673, Deed
                     Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     l. Lease Date:  April 23, 1974
        Lessor:      Burton Dan Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 367, Page 375, and Volume 406, Page 676, Deed
                     Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

     m. Lease Date:  April 23, 1974
        Lessor:      Noel Reynolds
        Lessee:      Gulf Oil Corporation
        Recording:   Volume 373, Page 140, Deed Records, Gray County, Texas
        Description: SW/4, Section 58, Block 3, I&GN RR Co. Survey, Gray County,
                     Texas

5. T. D. LEWIS "A"

     a. Lease Date:  March 29, 1921
        Lessor:      T. D. Lewis
        Lessee:      J. B. Martin
        Recording:   Volume 21, Page 27
        Description: INSOFAR as the lease  covers the NW/4 of the NE/4 of
                     Section  6,  Block 23,  Cert.  #1727,  BS&F Railway Survey,
                     Hutchinson County, Texas

     b. Lease Date:  March 29, 1921
        Lessor:      T. D. Lewis and Vida Lewis
        Lessee:      J. B. Martin Recording: Volume 21, Page 37
        Description: INSOFAR as the lease  covers the NW/4 of the NE/4 of
                     Section  6,  Block 23,  Cert.  #1727,  BS&F Railway Survey,
                     Hutchinson County, Texas

6. MOORE

        Lease Date:  April 12, 1935
        Lessor:      E. J. Moore
        Lessee:      L. W. Timms
        Recording:   Volume 68, Page 168
        Description: NW/80, in form of a square, Section 21, Block M-21, T C Ry.
                     Co. Hutchinson County, Texas

7. TIMMS

     a. Lease Date:  March 29, 1921
        Lessor:      T. D. Lewis
        Lessee:      J. B. Martin
        Recording:   Volume 21, Page 27
        Description: INSOFAR as the lease  covers the W/2 of the NE/4 of
                     Section 5, Block 23,  BS&F  Railway  Survey, Hutchinson
                     County, Texas

     b. Lease Date:  March 29, 1921
        Lessor:      T. D. Lewis and Vida Lewis
        Lessee:      J. B. Martin
        Recording:   Volume 21, Page 37
        Description: INSOFAR as the lease  covers the W/2 of the NE/4 of
                     Section 5, Block 23,  BS&F  Railway  Survey, Hutchinson
                     County, Texas

     c. Lease Date:  March 29, 1921
        Lessor:      T. D. Lewis and Vida Lewis
        Lessee:      J. B. Martin
        Recording:   Volume 22, Page 393
        Description: INSOFAR as the lease  covers the W/2 of the NE/4 of
                     Section 5, Block 23,  BS&F  Railway  Survey, Hutchinson
                     County, Texas (Correcting NW/4 to NE/4)

                                                                      APPENDIX B

                        BYLAWS OF CHANCELLOR GROUP, INC.

If the proposal to amend Chancellor's bylaws is approved, Article I Paragraph E of the bylaws would be amended in its entirety to read as follows:

"E) A QUORUM necessary for the transaction of business at a stockholder's meeting shall be at least twenty-five percent (25%) of the stock issued and outstanding, either in person or by proxy. If a quorum is not present, the stockholders present may adjourn to a future time, and notice of the future time must be served as provided in Article I, C), if a quorum is present they may adjourn from day to day without notice."

                                      PROXY
                             CHANCELLOR GROUP, INC.

     SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, NOVEMBER 11, 2011

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     A Special Meeting of Shareholders of Chancellor Group, Inc. (the "Company") will be held at The Meeting Room at 100 Doheny, Beverly Hills, California 90048, on Friday, November 11, 2011, beginning at 4:00 p.m. (pacific time). The undersigned hereby acknowledges receipt of the related Notice of Special Meeting of Shareholders and Proxy Statement dated October [___], 2011 accompanying this proxy.

     The undersigned shareholder hereby appoints Maxwell Grant and Dudley Muth, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the Special Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter properly presented by a shareholder at such meeting.

     This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the approval of the purchase and sale agreement and (2) FOR the approval of the amendment to the bylaws.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED FOR THE FOLLOWING PROPOSALS UNLESS OTHERWISE INDICATED.

     1. ASSET SALE. A proposal to approve the Purchase and Sale Agreement, dated as of October 18, 2011, by and between Gryphon Production Company, LLC, a wholly owned subsidiary of Chancellor and LCB Resources, an Oklahoma limited liability company pursuant to which LCB Resources will purchase substantially all of the assets of Gryphon, all on and subject to the terms and conditions contained in the purchase and sale agreement.

        /  / FOR                  /  / AGAINST               /  / ABSTAIN

     2. BYLAW AMENDMENT. A proposal to amend the bylaws of Chancellor Group, Inc. changing the quorum requirement from a majority of the stock issued and outstanding, either in person or by proxy to at least twenty-five percent (25%) of the stock issued and outstanding, either in person or by proxy.

        /  / FOR                  /  / AGAINST               /  / ABSTAIN

     Please indicate your vote above by placing an X by your designation. Please sign your name exactly as it appears on your share certificate. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.


------------------------------------        ------------------------------------
Print Name                                  Print Name

------------------------------------        ------------------------------------
Signature of Shareholder                    Signature of Shareholder

Date: _____________________, 2011